UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2011

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on September 6, 2011, TNP Strategic Retail Trust, Inc. (the “Company”), through TNP SRT Osceola Village, LLC, the Company’s indirect wholly owned subsidiary (“TNP SRT Osceola Village”), entered into an Assignment of Purchase and Sale Agreement and Joint Escrow Instructions with an affiliate of the Company whereby TNP SRT Osceola assumed the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of September 1, 2011 (the “Purchase Agreement”), relating to the acquisition of a multitenant retail property located in Kissimmee, Florida commonly known as the Osceola Village (the “Osceola Village Property”), from So Wehren Holding Corp., a third party seller (“Seller”), for an aggregate purchase price of $21,800,000.

On September 27, 2011, TNP SRT Osceola Village and the Seller entered into the first amendment to the Purchase Agreement (the “Amendment”). The Amendment (1) extends the outside date for the closing of the acquisition of the Osceola Village Property from September 27, 2011 to October 10, 2011 and (2) instructs the escrow holder to release a deposit in the amount of $750,000 (the “Deposit”) to Seller. In addition, pursuant to the Amendment, TNP SRT Osceola Village has agreed to make two additional deposits in the amount of $1,000,000 each on September 28, 2011 and October 3, 2011 (the “Additional Deposits”). The Deposit and the Additional Deposits (1) are non-refundable to TNP SRT Osceola Village except in the event that the closing of the acquisition of the Osceola Village Property fails to occur due to Seller’s default under the Purchase Agreement and (2) will be applied to the payment of the purchase price for the Osceola Village Property upon the closing of the acquisition of the Osceola Village Property. On September 30, 2011, Seller delivered written notice of TNP SRT Osceola Village’s default under the Purchase Agreement for failure to deliver the $1,000,000 Additional Deposit due on September 28, 2011 in accordance with the Amendment. On October 3, 2011, TNP SRT Osceola Village funded the Additional Deposit originally due on September 28, 2011 and the default was cured.

The acquisition of the Osceola Village Property is subject to substantial conditions to closing, including: (1) the sale of a sufficient number of shares of the Company’s common stock in the Company’s public offering to fund a portion of the purchase price for the Osceola Village Property; (2) the Company’s ability to obtain appropriate financing for the acquisition of the Osceola Village Property on acceptable terms; and (3) the absence of a material adverse change to the Osceola Village Property prior to the date of the acquisition. There is no assurance that the Company will close the acquisition of the Osceola Village Property on the terms described above or at all.

The material terms of the Amendment described herein are qualified in their entirety by the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated September 27, 2011, by and between So Wehren Holding Corp. and TNP SRT Osceola Village, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: October 3, 2011	By:	/s/ Jack Maurer
Jack Maurer
President

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated September 27, 2011, by and between So Wehren Holding Corp. and TNP SRT Osceola Village, LLC